Customer Acquisition Network, Inc.
(A Development Stage Company)
Financial Statements
July 31, 2007

Customer Acquisition Network, Inc.
(A Development Stage Company)
Index
July 31, 2007

Page(s)

Report of Independent Registered Public Accounting Firm	1

Financial Statements

Balance Sheet at July 31, 2007	2

Statement of Operations for the period from June 14, 2007 (Inception) to July 31, 2007	3

Statement of Changes in Stockholders’ Deficit for the period from June 14, 2007 (Inception) to July 31, 2007	4

Statement of Cash Flow for the period from June 14, 2007 (Inception) to July 31, 2007	5

Notes to Financial Statements at July 31, 2007	6-17

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders' of:
Customer Acquisition Network, Inc.

We have audited the accompanying balance sheet of Customer Acquisition Network, Inc. as of July 31, 2007, and the related statement of operations, changes in stockholders' deficit, and cash flows for the period from June 14, 2007 (Inception) to July 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Customer Acquisition Network, Inc. as of July 31, 2007, and the results of its operations and its cash flows for the period form June 14, 2007 (Inception) to July 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ SALBERG & COMPANY, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
October 15, 2007

Customer Acquisition Network, Inc.
(A Development Stage Company)
Balance Sheet
July 31, 2007

Assets
Current assets:
Cash and cash equivalents	$2,846,956
Prepaid expenses and other assets	42,673
Total current assets	2,889,629
Property and equipment, net	55,141
Deferred acquisition costs	5,575
Total assets	$2,950,345
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$110,268
Convertible promissory notes - related parties	250,000
Total current liabilities	360,268
Total liabilities	360,268
Commitments and contingencies (Note 7)
Redeemable Common Stock, net of offering costs	2,882,206
Stockholders’ Deficit:
Common stock, $0.001 par value; 70,000,000 shares
authorized; 16,600,000 shares issued and outstanding	16,600
Subscription receivable	(16,600)
Accumulated deficit during development stage	(292,129)
Total stockholders’ deficit	(292,129)
Total liabilities and stockholders’ deficit	$2,950,345

The accompanying notes are an integral part of these financial statements.

Customer Acquisition Network, Inc.
(A Development Stage Company)
Statement of Operations
For the Period From June 14, 2007 (Inception) to July 31, 2007

Operating expenses:
General and administrative	$291,758
Total operating expenses	291,758
Loss from operations	(291,758)
Other income (expense)	(371)
Net loss	$(292,129)

Net loss per share	(0.02)
Weighted Average shares outstanding	16,600,000

The accompanying notes are an integral part of these financial statements.

Customer Acquisition Network, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Deficit
For the Period From June 14, 2007 (Inception) to July 31, 2007

				Accumulated
				Deficit
	Common Stock		Additional Paid-In	During Development	Subscription	Total Stockholders'
	Shares	Amount	Capital	Stage	Receivable	Deficit

Balance, June 14, 2007 (Inception)	-	$-	$-	$-	$-	$-
Issuance of Common Stock to founders and officers	16,600,000	16,600	-	-	(16,600)	-
Net loss	-	-	-	(292,129)	-	(292,129)
Balance, July 31, 2007	16,600,000	$16,600	$-	$(292,129)	$(16,600)	$(292,129)

The accompanying notes are an integral part of these financial statements.

Customer Acquisition Network, Inc.
(A Development Stage Company)
Statement of Changes in Cash Flows
For the Period From June 14, 2007 (inception) to July 31, 2007

Cash flows from operating activities:

Net loss	$(292,129)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	1,333
Changes in operating assets and liabilities
Prepaid expenses and other asset	(48,248)
Accounts payable and accrued expenses	110,268
Net cash used by operating activities	(228,776)

Cash flows from investing activities:

Purchases of property and equipment	(56,474)
Net cash used in investing activities	(56,474)

Cash flows from financing activities:

Proceeds from convertible promissory notes - related parties	250,000
Proceeds from Redeemable Common Stock	2,893,000
Offering costs	(10,794)
Net cash provided by financing activities	3,132,206

Increase in cash and cash equivalents	2,846,956

Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$2,846,956

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,667
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financial statements.

Customer Acquisition Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2007

1.	Summary of Significant Accounting Policies

Organization and Company Formation

Customer Acquisition Network, Inc. (“we”, “us”, “our” or the “Company”) was formed on June 14, 2007 (Inception) as a Delaware C-Corporation. On June 28, 2007, the Company entered into employment contracts with the Company’s current Chief Executive Officer, Chief Operating Officer and Chief Financial Officer (the “Officers”). As part of their employment contracts, the Officers were granted collectively, 2.6 million shares of Founders stock for which they paid the then, fair market value. Coincident with entering into the Officers’ employment agreements, the Company’s two majority shareholders advanced $250,000 to the Company in the form of convertible notes, convertible at $.50 or 500,000 shares.

In July, 2007, the Company commenced, through a private offering, the raising of additional equity capital for the primary purpose of acquiring internet platform networks across multiple channels of distribution ( e.g. email, ad and affiliate networks) as well as funding general operations and expansion. As of the final closing of the private offering on August 31, 2007, the Company and its parent Customer Acquisition Network Holdings, Inc. raised $7,138,000 in permanent equity. Due to certain changes in the offering memorandum disclosures and in the amount of capital to be raised subsequent to the issuance of the Company’s initial private offering memorandum, all subscribers were required to reconfirm their investment prior to closing. Accordingly, funds received prior to obtaining such reconfirmation have been presented as mezzanine capital.

Merger with Customer Acquisition Network Holdings, Inc.

On August 28, 2007, Customer Acquisition Network Holdings, Inc. (“Holdings”), a publicly traded Delaware corporation formally known as Outsiders Entertainment, entered into an Agreement and Plan of Merger and Reorganization (the “CAN Merger Agreement”) with the Company. The merger transaction contemplated under the CAN Merger Agreement was consummated on August 28, 2007, at which time the Company became a wholly owned subsidiary of Holdings (the “CAN Merger”). Prior to the CAN Merger, Holdings effected a 10.9583333-for-one share split of its common stock (the “Stock Split”).

At the closing of the CAN Merger, each share of the Company’s common stock issued and outstanding 24,238,000 immediately prior to the closing of the CAN Merger was converted into the right to receive one share of Holdings’ common stock. In addition, pursuant to the CAN Merger Agreement and under the terms of an attendant Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, Holdings transferred all of its pre- CAN Merger assets and liabilities to its newly formed wholly owned subsidiary, Outsiders Entertainment Holdings, Inc. (“Splitco”). Subsequently, Holdings transferred all of its outstanding capital stock of Splitco to a major stockholder of Holdings in exchange for cancellation of all shares of Holdings’ common stock held by such shareholder (the “Splitoff”). The remaining shares outstanding (6,575,000, excluding the Holdings shares issued to the Company’s shareholders as a result of the CAN Merger), represent the surviving “Public Float” shares.

Customer Acquisition Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2007

Recapitalization

Prior to the closing of the CAN Merger, Holdings had limited operations and net assets. At the same time, the Company had significantly more capital than Holdings and had commenced certain publishing/advertising operations. In addition, as discussed in “Merger with Desktop,” after the closing of the CAN Merger, Holdings consummated an acquisition (the “Desktop Acquisition”) and effected the Splitoff. As a result of these facts and the former shareholders of the Company obtaining voting and management control of the combined entity, the CAN Merger is considered and accounted for as a recapitalization of the Company, with the Company being considered as the acquirer and Holdings the issuer. Accordingly, the Company’s financial statements for periods prior to the CAN Merger become those of the acquirer, retroactively restated for the equivalent number of shares received in the CAN Merger. Operations prior to the CAN Merger are those of the Company and earnings per share for the period prior to the CAN Merger are restated to reflect the equivalent number of shares outstanding.

On a recapitalized basis, as of August 28, 2007, upon the closing of the CAN Merger and reflecting the pro forma effects of the Splitoff, there were 30,813,000 total shares outstanding, 24,238,000 issued by Holdings to the Company’s shareholders and 6,575,000 shares representing the Public Float.

Merger with Desktop

On August 31, 2007, Holdings entered into and consummated an Agreement and Plan of Merger (the “Desktop Merger”), wherein Holdings acquired Desktop Interactive, Inc. (“Desktop”), a privately held Delaware corporation engaged in the internet advertising business. The initial merger consideration (the “Merger Consideration”) consisted of $4.0 million in cash, $200,000 of a past severance bonus and 3.5 million shares of Holdings’ stock valued at $1 per share, for a total initial purchase price of $7.7 million. In addition, Holdings also incurred legal and other fees associated with the Desktop Merger of approximately $327,000 resulting in total purchase price of approximately $8,027,000. The shares of Holdings’ stock issued in conjunction with the Desktop Merger are subject to a 12-month lockup.

In addition to the initial merger consideration, Holdings is obligated to pay an additional $1million ( the “Earn Out”) if Desktop achieves certain revenue and gross margins, as defined, in the 90 day period subsequent to closing the Desktop Merger . In addition, if Desktop achieves other certain revenues, as defined, the Earn Out is subject to acceleration. Holdings has accounted for the acquisition utilizing the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations”. The results of operations of Desktop Interactive, Inc. will be included in the consolidated results of operations of the Company beginning on September 1, 2007. The net purchase price, including acquisition costs paid, was allocated to assets acquired and liabilities assumed as follows:

Customer Acquisition Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2007

Current assets (including cash of $82,260)	$1,802,750
Property and equipment	63,197
Other assets	35,873
Goodwill	6,557,772
Other intangibles	1,450,000
Liabilities assumed	(1,882,592)
Net purchase price	$8,027,000

Goodwill is expected to be deductible for tax purposes over a period of 15 years.

The net purchase price allocation is preliminary and subject to change based on the completion of a third party valuation of the intangible assets acquired. The intangible assets acquired were recorded at their preliminary fair market value and included costumer lists and software. A third party valuation is in process and is expected to be completed in the fourth quarter of 2007.

Unaudited pro forma results of operations data as if the Desktop Merger had occurred as of January 1, 2006 are as follows:

	For the eight months ended August 31, 2007	For the year ended December 31, 2006
Pro forma revenues	$5,242,020	$3,146,795
Pro forma loss from operations	(720,599)	(347,035)
Pro forma net loss	(705,192)	(347,035)
Pro forma loss per share	(0.04)	(0.02)
Pro forma diluted loss per share	(0.04)	(0.02)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at January 1, 2006, and is not intended to be a projection of future results.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The Company is presented as a development stage Company as of July 31, 2007. Activities during the development stage include formation of the business plan, raising capital and seeking acquisition candidates. On August 31, 2007, upon the acquisition of Desktop Interactive, Inc., the Company exited the development stage.

Customer Acquisition Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2007

Use of Estimates

Accounting principles generally accepted in the United States require management of the Company to make estimates and assumptions in the preparation of these consolidated financial statements that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates and assumptions.

The most significant areas that require management judgment and which are susceptible to possible change in the near term include the Company’s revenue recognition, allowance for doubtful accounts and sales credits, investments, stock-based compensation, income taxes, goodwill and other intangible assets, and contingencies and litigation. The accounting policies for these areas are discussed elsewhere in these financial statements.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents. There were no cash equivalents at July 31, 2007.

Property and Equipment

Property and equipment are stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization expense are computed using the straight-line method over the estimated useful lives of the assets, generally, three years for computer equipment and purchased software, three to five years for furniture and equipment and the shorter of five years or the term of the lease for leasehold improvements.

Business Combinations

The Company accounts for its acquisitions utilizing the purchase method of accounting. Under the purchase method of accounting, the total consideration paid is allocated to the underlying assets and liabilities, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill. Determining the fair value of certain acquired assets and liabilities, identifiable intangible assets in particular, is subjective in nature and often involves the use of significant estimates and assumptions including, but not limited to: estimates of revenue growth rates; determination of appropriate discount rates; estimates of advertiser and publisher turnover rates; and estimates of terminal values. These assumptions are generally made based on available historical information. Definite-lived identifiable intangible assets are amortized on a straight-line basis, as this basis approximates the expected cash flows from the Company’s existing definite-lived identifiable intangible assets.

Goodwill

The Company tests goodwill for impairment in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets”. Accordingly, goodwill is tested for impairment at least annually at the reporting unit level or whenever events or circumstances indicate that goodwill might be impaired. The Company has determined its reporting units based on the guidance in SFAS No. 142 and Emerging Issues Task Force (“EITF”) Issue D-101, “Clarification of Reporting Unit Guidance in Paragraph 30 of FASB Statement No. 142.” As of August 31, 2007, the Holdings reporting units consisted of the Company and Desktop. The Company, and now Holdings, has elected to test for goodwill impairment annually as of December 31.

Customer Acquisition Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2007

Long-lived Assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” which generally requires the assessment of these assets for recoverability when events or circumstances indicate a potential impairment exists. Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; a significant decline in the Company’s stock price for a sustained period of time; and changes in the Company’s business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets. If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair market value of the assets.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition in Financial Statements.”  Under SAB No. 104, the Company recognizes revenue when the following criteria have been met: persuasive evidence of an arrangement exists, the fees are fixed or determinable, no significant Company obligations remain, and collection of the related receivable is reasonably assured.

Revenues consist of amounts charged to customers, net of discounts, credits and amounts paid or due under revenue sharing arrangements, for actions on advertisements placed on our publisher vendor’s websites. The Company’s revenue is recognized in the period that the advertising impressions, click-throughs or actions occur, when lead-based information is delivered or, provided that no significant Company obligations remain, collection of the resulting receivable is reasonably assured, and prices are fixed or determinable. Additionally, consistent with the provisions of EITF Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent,” the Company recognizes revenue as a principal. Accordingly, revenue is recognized on a gross basis.

Cost of Revenue

Cost of revenue consists of publisher fees. The Company becomes obligated to make payments related to the above fees in the period the advertising impressions, click-throughs, actions or lead-based information are delivered or occur. Such expenses are classified as cost of revenue in the corresponding period in which the revenue is recognized in the accompanying statement of operations.

Customer Acquisition Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2007

Selling, general and administrative

Selling, general and administrative expenses include advertising, salaries, sales commissions, employee benefits, travel, and related expenses for the Company’s sales force and marketing personnel as well as expenses for facilities costs, professional service fees, depreciation, salaries, benefits, and related expenses for the Company’s executive, finance, legal, human resources, and other administrative personnel, insurance and other general overhead costs.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents. Cash and cash equivalents are deposited with a limited number of financial institutions in the United States. The balances held at any one financial institution are generally in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company has not experienced any losses in such accounts at July 31, 2007. As of July 31, 2007, the Company’s bank balance exceeded FDIC amounts by $2,746,956.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, accounts payable and accrued expenses, are carried at historical cost basis. At July 31, 2007, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized. A liability (including interest if applicable) is established in the consolidated financial statements to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Applicable interest is included as a component of income tax expense and income taxes payables.

Stock-based Compensation

Compensation expense associated with the granting of stock based awards to employees and directors and non-employees is recognized in accordance with SFAS No. 123(R), ”Share Based Payment” and related interpretations. SFAS No. 123(R) requires companies to estimate and recognize the fair value of stock-based awards to employees and directors. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.

Customer Acquisition Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2007

Basic and Diluted Net Income Per Common Share

Basic net income per common share is computed by dividing net income by the weighted-average number of shares of common stock outstanding for the period. Diluted net income per common share is computed using the weighted-average number of common shares outstanding for the period, and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options, stock warrants, convertible debt instruments or other common stock equivalents. At July 31, 2007 there were 500,000 common shares issuable upon conversion of convertible promissory notes that may dilute future earnings per share.

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income” establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. From inception through July 31, 2007 there were no components of comprehensive income.

Derivative Instruments

In connection with the sale of debt or equity instruments, we may issue options or warrants to purchase our common stock. In certain circumstances, these options or warrants may be classified as derivative liabilities, rather than as equity. Additionally, the debt or equity instruments may contain embedded derivative instruments, such as variable conversion options, which in certain circumstances may be required to be bifurcated from the host instrument and accounted for separately as a derivative instrument.

In accordance with SFAS 133 - “Accounting for Derivative Instruments and Hedging Activities” and related interpretations, the identification of, and accounting for, derivative instruments is complex. Derivative instrument liabilities are re-valued at the end of each reporting period, with changes in fair value of the derivative liability recorded as charges or credits to income in the period in which the changes occur. For options, warrants and bifurcated conversion options that are accounted for as derivative instruments, we determine the fair value of these instruments using the Black-Sholes option pricing model, binomial stock price probability trees, or other valuation techniques whichever is more practical under the circumstance. These models require assumptions not limited to the following examples: the remaining term of the instruments and risk-free rates of return, our current common stock price and expected dividend yield, and the expected volatility of our common stock price based on not only the history of our stock price but also the experience of other entities considered comparable to us. The identification of, and accounting for, derivative instruments and the assumptions used to value them can significantly affect our financial statements. From inception through July 31, 2007, there were no instruments that would be considered derivatives.

Customer Acquisition Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2007

3.	Recent Accounting Pronouncements

SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159"): In February 2007, the FASB issued SFAS 159 which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 will be effective for us on January 1, 2008. We are currently evaluating the impact of adopting SFAS 159 on our financial position, cash flows, and results of operations.

4.	Fixed Assets

At July 31, 2007, fixed assets consisted of the following:

Furniture and fixtures	$48,000
Computers	8,474
56,474
Less accumulated depreciation and amortization	(1,333)
$55,141

Depreciation expense from Inception through July 31, 2007, was $1,333.

5.	Convertible Promissory Notes

The Company’s two majority shareholders advanced $250,000 to the Company in the form of convertible notes at $125,000 each, bearing interest at 8% per annum, mandatorily convertible at $.50 or 500,000 shares upon the Company entering into a financing arrangement of over $2,000,000. The Company determined that in accordance with SFAS 133, the embedded conversion options were not derivatives at the debt issuance date of June 28, 2007 or the balance sheet date of July 31, 2007, because the Company was not publicly traded prior to the August 28, 2007, merger and therefore, the underlying shares were not easily convertible to cash. In addition, there was no intrinsic beneficial conversion value of the conversion rights.

Accrued interest at July 31, 2007, was $1,667.

6.	Stockholders Equity and Redeemable Common Stock

Common Stock

At inception, the Company issued 14,000,000 common shares to two founders for a subscription receivable of $14,000 or .001 per share. The subscription payment was received in August 2007.

On June 28, 2007, the Company issued 2,600,000 common shares to three officers pursuant to their employment agreements. A subscription receivable of $2,600 or .001 per share was recorded as of July 31, 2007. The subscription payment was received in August 2007.

Customer Acquisition Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2007

Redeemable Common Stock

During July 2007, the Company raised $2,893,000 as part of a private offering of common shares at $1.00 per share. Due to certain changes in the offering memorandum disclosures and in the amount of capital to be raised subsequent to the issuance of the Company’s initial private offering memorandum, all subscribers were required to reconfirm (the “Reconfirmation Agreement”) their investment prior to closing. Accordingly, funds received as of July 31, 2007, prior to obtaining such reconfirmation have been presented as redeemable common stock in the mezzanine section of the accompanying balance sheet net of offering costs of $10,794.

Pursuant to a Broker Transfer Agent agreement entered into by the Company, the Company will pay a 2% commission on all capital raised under the private offering. Such amounts are considered liabilities and accrued only after the investor rescission rights are expired upon the investor completing the Reconfirmation Agreement. For investor funds received as of July 31, 2007, reconfirmation occurred in August 2007 therefore, no amounts have been accrued as of July 31, 2007.

7.	Commitments and Contingencies

Under a shareholders’ rights agreement ( the “Shareholder Rights Letter”) Holdings is obligated to file a “resale” registration statement with the SEC that covers all of Holdings shares of common stock that comprised the stock portion of the Merger Consideration in the Desktop Merger. If such a resale registration statement fails to be declared effective by the SEC by August 31, 2009, then Holdings must pay liquidated damages in cash (the “Additional Amounts”). The Additional Amounts shall accrue at a rate equal to Seventy-Nine Cents ($0.79) per One Thousand (1,000) shares of common stock held per day for the first thirty (30) day period from August 31, 2009, and thereafter at a rate equal to One Dollar and Thirty-Two Cents ($1.32) per One Thousand share of common stock held per day, payable on the fifth (5th) business day of each month following an Additional Amounts accrual period by wire transfer of immediately available funds. Following the cure of Holdings failure to perform pursuant to registration rights provisions under the Shareholders Rights Letter, the accrual of Additional Amounts shall cease.

In July 2007, we entered into an office lease for our principal offices, located in Fort Lauderdale, FL, occupying approximately 3,000 square feet of office space. The lease term expires in one year. Monthly payments under the lease are approximately, $11,814 per month. From the period from June 14, 2007 to July 31, 2007, we recognized $11,814, as rental expense related to the office lease and prepaid $11,814 for the following month. A security deposit amounting to $30,859 was also paid as of July 31, 2007.

8.	Related Party Transactions

The Company’s two majority shareholders advanced $250,000 to the Company in the form of two mandatorily convertible notes for $125,000 each, convertible at $.50 or 500,000 shares. (See Notes 5 and 10)

9.	Income Taxes

There was no income tax expense for the interim period ended July 31, 2007 due to the Company’s net losses. The Company has established a 100% valuation allowance against any deferred tax assets which primarily relate to the Company’s net operating loss carryforwards.

Customer Acquisition Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2007

The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes for the period ended July 31,2007, (computed by applying an estimated Corporate tax rate of 40% to loss before taxes), as follows:

For Interim Period Ended July 31,
2007
Computed “expected” tax benefit	$(116,852)
Change in deferred tax asset valuation allowance	116,852
$-

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at July 31, 2007 are as follows:

Deferred tax assets:
Net operating loss carryforward	$116,852
Total gross deferred tax assets	116,852
Less valuation allowance	(116,852)
Net deferred tax assets	$-

The Company has net operating losses of approximately $292,000 at July 31, 2007 available to offset future net income.

The utilization of the net operating loss carryforwards is dependent upon the ability of the Company to generate sufficient taxable income during the carryforward period. In addition, utilization of these carryforwards may be limited due to ownership changes as defined in the Internal Revenue Code.

Customer Acquisition Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2007

10.	Subsequent Events

Consulting Agreement and Warrant Granted

On August 29, 2007, Holdings assumed the Company’s pre CAN Merger obligation to enter into a consulting agreement with a provider of investor and public relation services (the “Consulting Agreement”). Under the terms of the Consulting Agreement, the service provider is to provide described services under a 12-month term at fees of $7,000 monthly. In connection with the Holdings entering into the Consulting Agreement, Holdings issued, on September 5, 2007, 500,000 warrants for Holdings stock at an exercise price of $2.00 per share (the “Warrant”). The Warrant expires on September 5, 2012 and it and the underlying warrant shares are subject to an 18-month lock-up. In addition, as of the date, Holding entered into the Consulting Agreement, the Warrant to be issued under such Consulting Agreement is fully vested and non-forfeitable. Accordingly, in accordance with Emerging Issues Task Force 00-18, “Accounting Recognition for Certain transactions Involving Equity Instruments Granted to Other Than Employees” the fair market value of the Warrant $267,772 will be deferred and recognized pro rata over the agreement term.

Stock Incentive Plan and Option Grants

Pursuant to the CAN merger, Holdings’ Board of Directors approved the 2007 Stock Incentive Plan (the “Plan”) that provides for the grant of up to 4,500,000 shares of common stock and/or options to purchase common stock to directors, employees and consultants.

Immediately following the CAN Merger, on August 28, 2007 ( the “Measurement Date”),, Holdings granted to three officers, options to purchase shares of Holdings common stock pursuant to their respective employment agreements. In connection with such grants, Holdings’ Chief Executive Officer, Chief Operating Officer and Chief Financial Officer each received options to purchase 1,350,000, 500,000, and 385,000 shares of our common stock respectively. The term of each option granted to Holdings’ senior executives under the 2007 Stock Incentive Plan is 5 years expiring June 28, 2012. The per share exercise price of each option is $1.00. One-twelfth (1/12) of the options granted will vest and become exercisable each quarter that the executive remains employed with us after giving effect to the CAN Merger.

In addition to options granted to officers, on August 28, 2007, we granted 100,000 common stock options to each of three Board directors, one of whom was also an officer, pursuant to the 2007 Stock Incentive Plan. The term of each option granted to Holdings’ senior executives under the 2007 Stock Incentive Plan is 5 years expiring August 28, 2012. The per share exercise price of each option is $1.00. One-twelfth (1/12) of the options granted will vest and become exercisable each quarter that the executive remains employed with us after giving effect to the CAN Merger.

Immediately following the Desktop Merger on August 31, 2007, Holdings, pursuant to the Plan, granted the President of Desktop Interactive, options to purchase 300,000 shares of Holdings’ common stock at an exercise price of $1.00 per share. The term of these options is 5 years expiring August 31, 2012. One-quarter of the options granted will become exercisable each year the President remains employed with Holdings, after giving effect to the Desktop Merger.

On September 21, 2007, Holdings granted 465,000 common stock options at an exercise price of $1.00 per share to certain employees of Desktop. Such options expire September 21, 2012 and vest one quarter per year over 4 years.

For options granted under the 2007, the Company estimated fair values using the Black-Scholes option-pricing model, based on the following assumptions:

Dividend Yield	0.0%
Risk free interest rates	4.16%-4.31%
Volatility	80%
Expected Life (years)	5

The total expense related to the 2007 Plan for options granted subsequent to July 31, 2007 is approximately $2,220,000, to be recognized over the respective vesting periods.

Customer Acquisition Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2007

Common Stock Issued Under Private Offering

Between August 1, 2007 and August 31, 2007, the Company raised an additional $4,345,000 at $1.00 per share and refunded $100,000 of the July 31, 2007 balance completing its private offering of 7,138,000 shares and reconfirmed all but $100,000 of the funds received under such private offering. Accordingly all capital raised under the offering and considered redeemable, was reclassified to common equity.

Conversion of Mandatorily Convertible Promissory Notes

On August 28, 2007, prior to the CAN merger convertible promissory notes (the “Notes”) for $250,000 were converted to 500,000 shares of the Company’s Stock pursuant to the terms of the Notes. Accordingly, the value of the notes, including accrued interest, was reclassified to stockholder’s equity. See Note 5.

Recapitalization of Company and Acquisition of Desktop Interactive, Inc.

Pursuant to the terms of the Desktop Merger, On October 5, 2007, $643,000 was paid as part of the Desktop earn-out and purchase price was adjusted for purposes of applying purchase accounting under SFAS 141.

Receipt of Subscription Receivable

During August 2007, the Company collected the outstanding subscription receivables due from the Company’s management. (See Note 6)